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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 8, 2006

                        SERVICE CORPORATION INTERNATIONAL
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             (Exact name of registrant as specified in its charter)
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             TEXAS                      1-6402-1                74-1488375
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  (State or other jurisdiction        (Commission            (I.R.S. Employer
       of incorporation)              File Number)          Identification No.)
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       1929 Allen Parkway  Houston, Texas                        77019
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    (Address of principal executive offices)                   (Zip Code)
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        Registrant's telephone number, including area code (713) 522-5141


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective June 30, 2006, Mr. Jeffrey E. Curtiss will retire as Senior Vice President, Chief Financial Officer and Treasurer, as referenced in Item 5.02 of this report and in the attached press release. Thereafter, Mr. Curtis will remain an employee of Service Corporation International (the "Company") for a transitional period. In connection therewith, the Company will amend Mr. Curtiss' employment agreement so that Mr. Curtiss' annual base salary for July 1, 2006 to December 31, 2006 will be reduced to $100,000 and his annual base salary thereafter will be $50,000. During the transitional period, Mr. Curtiss will remain eligible to participate in Company sponsored health and welfare plans. However, Mr. Curtis will not be entitled to receive further grants of restricted stock, stock options or performance units. Mr. Curtiss will continue to participate under the Company's performance units plan with respect to previous grants in 2004 (to be determined as of December 31, 2006) and 2005 (to be determined as of December 31, 2007).

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Company announced on February 8, 2006, that Mr. Jeffrey E. Curtiss will retire as Senior Vice President, Chief Financial Officer and Treasurer of the Company effective June 30, 2006. It is anticipated that Mr. Curtiss will remain an employee of the Company for a transitional period.

The Company also announced on February 8, 2006, that Vice President and Corporate Controller Eric D. Tanzberger was promoted to Senior Vice President. Mr. Tanzberger will assume the office of Chief Financial Officer effective June 30, 2006. Mr. Tanzberger, 37, joined the Company in August 1996 and has held various management positions prior to being promoted to Corporate Controller in August 2002. Prior to joining the Company, Mr. Tanzberger was Assistant Corporate Controller at Kirby Marine Transportation Corporation, an inland waterway barge and tanker company, from January through August 1996. Before that, he was a Certified Public Accountant with Coopers & Lybrand L.L.P. for more than five years. Mr. Tanzberger is a Certified Public Accountant and a graduate of the University of Notre Dame, where he earned a Bachelor of Business Administration degree. Mr. Tanzberger's employment agreement provides for an annual base salary and the right to participate in bonus and other compensation and benefit arrangements. In the event of Mr. Tanzberger's termination by the Company without cause, Mr. Tanzberger will be entitled to one year's salary, pro rated bonus and continuation of health benefits for one year. In the event of a change of control, Mr. Tanzberger will be entitled to terminate his employment for certain specified reasons during the two years following the change of control and receive (i) a lump-sum payment equal to two times his annual salary plus target bonus, (ii) a pro rated target bonus and (iii) continuation of health benefits for two years. He will also be entitled to receive an additional payment for any excise taxes, if applicable.

A copy of the press release announcing certain management changes, including those discussed above, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Not applicable.
     (b)  Not applicable.
     (c)  The following exhibits are included with this Report:
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          Exhibit No.     Description
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          99.1            Press Release, dated February 8, 2006
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2006

                       SERVICE CORPORATION INTERNATIONAL

                       By:  /s/ James M. Shelger
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                            James M. Shelger
                            Senior Vice President, General Counsel and Secretary

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                                 Exhibit Index
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Exhibit No.     Description
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99.1            Press Release, dated February 8, 2006
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